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                                                                    EXHIBIT 99.3



                      TERMINATION OF MANAGEMENT AGREEMENT

       This Agreement is made as of this 31st day of December, 1997, by and between Red Lion Hotels Operating L.P. ("Owner") and Red Lion Hotels, Inc., successor-in-interest to RL Acquisition Company ("Manager").

I.     BACKGROUND

       Reference is made to the following:

         1.1 Owner and Manager are parties to a Management Agreement dated April 6, 1987, as amended by a First Amendment to Management Agreement dated as of June 9, 1997 (collectively "Management Agreement"), with respect to ten hotels ("Hotels").

         1.2 Owner has entered into a Percentage Lease Agreement ("Lease") of even date herewith of the Hotels with Westboy LLC ("Lessee"), Lessee has entered into a new management agreement ("New Management Agreement") of even date herewith with Manager, relating to the Hotels and Owner and Manager have entered into an Owner's Agreement ("Owner Agreement") of even date herewith with Manager, relating to the Hotels, each of which commences upon the termination of the Management Agreement.

         1.3 Owner is to be acquired by [BCo] Company, an Ohio corporation ("Parent"), pursuant to a Merger Agreement ("Merger Agreement") of even date herewith by and among [RCo] Limited Partnership, Owner, L.P., [RCo] Properties, Inc., Parent, and others.

         1.4 Owner acknowledges that any Incentive Management Fees ("Outstanding Incentive Management Fees") that have accrued and are outstanding through December 31, 1997, will be payable by Owner to Manager pursuant to the Management Agreement upon the consummation of the merger pursuant to the Merger Agreement.

         1.5 Manager is willing to agree to the early termination of the Management Agreement on the terms and conditions hereinafter set forth in order to facilitate the lease of the Hotels pursuant to the Lease.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2.       TERMINATION OF MANAGEMENT AGREEMENT

         The parties hereby agree that the term of the Management Agreement is terminated effective as of 12:00 midnight on December 31, 1997.

3.       TRANSFER OF OWNER'S PROPERTY PURSUANT TO THE LEASE
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         The parties acknowledge that, as set forth in the Lease, Owner has retained its interest in the furniture, fixtures and equipment of the Hotels and that, Owner has, as of the commencement of the term of the Lease, transferred its interest in the accounts receivable, working capital, operating supplies and inventory of the Hotels in consideration for a payment equal to Owner's cost for such items.

4.       LIABILITY OF OWNER FOR OUTSTANDING OBLIGATIONS

         4.1 If the merger occurs in accordance with the Merger Agreement, then the Owner shall, at the time of the merger, pay to Manager the entire amount of the Outstanding Incentive Management Fees.

         4.2 If the merger does not occur pursuant to the Merger Agreement, then Owner shall remain liable to Manager for the entire amount of the Outstanding Incentive Management Fees, and Owner shall pay to Manager such fees when and if such fees would have been payable to Manager as if the Management Agreement had not been terminated pursuant to this Agreement.

         4.3 Owner shall, notwithstanding the termination of the Management Agreement, hold harmless, indemnify and remain responsible to Manager for all obligations and liability of Owner under the Management Agreement which arose or accrued prior to December 31, 1997, to the extent that the same have not been satisfied as of the time of termination.

5.       LIABILITY OF MANAGER FOR OUTSTANDING OBLIGATIONS

         Manager shall, notwithstanding the termination of the Management Agreement, hold harmless, indemnify and remain responsible to Owner for all obligations and liability of Manager under the Management Agreement which arose or accrued prior to December 31, 1997, to the extent that the same have not been satisfied as of the time of termination.

6. TERMINATION OF THE LEASE PRIOR TO OCCURRENCE OF THE MERGER OR IN THE EVENT THAT THE MERGER DOES NOT OCCUR

         The parties agree that if, for any reason the Lease is terminated prior to the occurrence of the merger in accordance with the Merger Agreement, or if the merger does not occur pursuant to the Merger Agreement and the Lease is thereafter
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terminated, then, notwithstanding anything to the contrary contained in this
Agreement or the Owner Agreement:


         6.1 Effective as of any such termination of the Lease, the Management Agreement shall be reinstated and shall be in full force and effect for the balance of the term of the Management Agreement, as it may be extended; and

         6.2 The parties acknowledge that, as set forth in the Lease, effective upon any such termination of the Lease, Lessee will immediately transfer its interest in the accounts receivable, working capital, operating supplies and inventory of the Hotels in consideration for a payment from Owner equal to Lessee's cost for such items.

         6.3 Upon such reinstatement of the Management Agreement, the Owner Agreement and this Agreement shall thereafter be void and without further force effect.

         EXECUTED UNDER SEAL as of the date first above written.

                                                   OWNER:

                                                   RED LION INNS OPERATING L.P.
                                                   By RED LION PROPERTIES, INC.,
                                                   Its General Partner

                                                   By /s/ Anvpam Narayan
                                                     ---------------------------
                                                   (Name) Anvpam Narayan
                                                   (Title) VP/Treas/Sec
                                                   Hereunto Duly Authorized

                                                   Date Signed:
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                                                   MANAGER:

                                                   RED LION HOTELS, INC.

                                                   By /s/ Anvpam Narayan
                                                     ---------------------------
                                                   (Name) Anvpam Narayan
                                                   (Title) VP/Treas/Sec
                                                   Hereunto Duly Authorized

                                                   Date Signed:
                                                               -----------------